SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2006
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076
(Registrant telephone including area code)
Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers.
On December 1, 2006 Edgar J. Huffman resigned as a director of Basic Earth Science Systems, Inc’s Board of Directors. At the time of his resignation, Mr. Huffman was the chairman of the audit committee and a member of the compensation committee. Mr. Huffman cited business and personal reasons for his decision.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.
Date: December 5, 2006	By:	/s/ Ray Singleton

Ray Singleton, President